Exhibit 10.1

REGISTRATION RIGHTS AGREEMENT

by and among

FuelCell Energy, Inc.,

AND

THE OTHER HOLDERS FROM TIME TO TIME PARTIES
HERETO

Dated as of June 22, 2026

TABLE OF CONTENTS

PAGE

Article I. DEFINITIONS1

Section 1.01 Definitions.1

Article II. REGISTRATION RIGHTS3

Section 2.01 Resale Shelf Registration.3

Section 2.02 Registration Procedures.4

Section 2.03 Registration Expenses.7

Section 2.04 Indemnification.7

Section 2.05 1934 Act Reports.9

Section 2.06 Blackout Periods.9

Section 2.07 Participation in Registrations.10

Section 2.08 Rule 144.  10

Section 2.09 Further Assurance.10

Article III. MISCELLANEOUS10

Section 3.01 Notices.10

Section 3.02 Binding Effect; Benefits; Entire Agreement.11

Section 3.03 No Waiver.11

Section 3.04 Amendment.11

Section 3.05 Assignability.11

Section 3.06 Survival.12

Section 3.07 Applicable Law.12

Section 3.08 Specific Performance.12

Section 3.09 Severability.12

Section 3.10 Section and Other Headings; Interpretation.13

Section 3.11 Counterparts.13

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of June 22, 2026, is by and among (i) FuelCell Energy, Inc., a Delaware corporation (“Company”) and the Holders (as defined herein) party hereto for which an authorized signatory has provided a signature across from such Holder’s name on Schedule A hereto (each a “Party” and, collectively, the “Parties”).

WHEREAS, the Company has entered into that certain Warrant Agreement (the “Warrant Agreement”) with FIT Energy USA LP, a Delaware limited partnership (“FIT”) and the Holders, dated the date hereof, and has agreed to provide the Holders with certain resale shelf registration rights with respect to the Registrable Securities (as hereinafter defined) received by the Holders pursuant to the Warrant Agreement; and

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto mutually agree as follows:

Article I.
DEFINITIONS
Section 1.01Definitions.
(a)The following terms, as used herein, have the following meanings:

“1933 Act” means the Securities Act of 1933, as amended.

“1934 Act” means the Securities Exchange Act of 1934, as amended.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person.  For the purposes of this definitions “control” when used with respect to any Person means the power to direct the management and policies of such Persons directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing; provided, that (i) “Affiliate” shall not include any portfolio company of any specified Person and (ii) with respect to the Company, “Affiliates” means the Company and any Person that is controlled, directly or indirectly, by the Company.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in the City of New York are authorized or obligated by law or executive order to close.

“Commission” means the U. S. Securities and Exchange Commission.

“Common Stock” means the shares of common stock, par value $0.0001 per share, of the Company (NASDAQ:FCEL).

“Holder” means any holder from time to time of Registrable Securities that is a Party to this Agreement.

“Joinder Agreement” means a joinder agreement to this Agreement, a form of which is attached hereto as Exhibit A.

“Permitted Transferee” means, with respect to any Holder: (a) any Affiliate of such Holder; (b) any limited partner, member, stockholder or other direct or indirect equity holder of such Holder, in connection with a distribution in-kind of securities by such Holder (including upon dissolution or liquidation of such Holder or any fund of which such Holder is an Affiliate); or (c) any successor entity resulting from a merger, consolidation, reorganization or similar transaction involving such Holder in which substantially all of the assets of such Holder are transferred to such successor.

“Person” means an individual, a corporation, a partnership, limited liability entity, an association, a trust or any other entity or organization, including a government, a political subdivision or an agency or instrumentality thereof.

“Registrable Securities” means (i) the Common Stock issuable to a Holder upon exercise of a Warrant received by such Holder pursuant to the Warrant Agreement and (ii) any other common securities issued and issuable therefor or with respect thereto, whether by way of stock split, stock dividend, reclassification, subdivision or reorganization, recapitalization, merger, consolidation, distribution or similar event (it being understood that, for purposes of this Agreement, a Person shall be deemed to be a Holder of Registrable Securities whenever such Person in its sole discretion has the right to then acquire or obtain from the Company any Registrable Securities, whether or not such acquisition or other transfer has actually been effected). As to any particular Registrable Securities, such securities shall cease to constitute Registrable Securities when (1) a registration statement with respect to the offering of such securities by the Holder thereof shall have been declared effective under the 1933 Act and such securities shall have been sold, transferred or disposed of pursuant to such registration statement, (2) such securities have been sold pursuant to a Rule 144 Transfer, (3) such securities shall have been repurchased by the Company or ceased to be outstanding, (4) such securities shall have been otherwise transferred by such Holder to an entity or Person that is not a Permitted Transferee of such Holder, new certificates for such securities not bearing (or book-entry positions not subject to) a 1933 Act legend restricting further transfer shall have been delivered by the Company and subsequent disposition of them shall not require registration or qualification of them under the 1933 Act or any state securities or blue sky law then in effect or (5) such Holder is able to dispose of all of its Registrable Securities pursuant to Rule 144 without volume limitation or other restrictions on transfer thereunder and without the requirement for the Company to be in compliance with Rule 144(c)(1).

“Rule 144” means Rule 144 under the 1933 Act (or any successor Rule).

“Rule 144 Transfer” means any transfer for value conducted in accordance with Rule 144 (or any successor rule promulgated thereafter by the Commission).

“Warrant” means each warrant issued by the Company pursuant to, and having the terms, and conferring to the holders thereof the rights set forth in, the Warrant Agreement.

(b)The following terms are defined in the respective Sections set opposite each such term below

TermSection

AdviceSection 2.02

AgreementPreamble

Blackout PeriodSection 2.06

CompanyPreamble

Filing DeadlineSection 2.01 (a)

Opt-Out RequestSection 3.01

Shelf RegistrationSection 2.01 (a)

Shelf Registration StatementSection 2.01 (a)

Article II.
REGISTRATION RIGHTS
Section 2.01Resale Shelf Registration.
(a)The Company shall use its commercially reasonable efforts to file as promptly as practicable following, and in any event within 30 calendar days of, the date of the closing of the transactions contemplated by the Commercial Agreement (the “Filing Deadline”), a registration statement on Form S-3 to register for resale from time to time the Registrable Securities of the Holders then outstanding on a delayed or continuous basis pursuant to Rule 415 under the 1933 Act or any successor rule thereto (such shelf registration, a “Shelf Registration,” and such registration statement, a “Shelf Registration Statement”), (ii) to cause the Commission to declare such registration statement effective as soon as practicable thereafter, and in any event by the earlier of (A) 60 calendar days after filing if the Commission notifies the Company that it will “review” such Shelf Registration Statement or (B) 5 Business Days after receiving notice from the Commission that such Shelf Registration Statement will not be “reviewed” or will not be subject to further review and (iii) to maintain the effectiveness of such registration statement in accordance with clause (b) of this Section 2.01.
(b)The Company shall use its commercially reasonable efforts to keep any Shelf Registration Statement continuously effective under the 1933 Act (including, if necessary, by renewing or refiling a Shelf Registration Statement prior to expiration of the existing Shelf Registration Statement or by filing with the Commission a post-effective amendment or a supplement to the Shelf Registration Statement or any document incorporated therein by reference or by filing any other required document or otherwise supplementing or amending the Shelf Registration Statement, if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement or by the 1933 Act, the 1934 Act, any state securities or blue sky laws, or any rules and regulations thereunder) in order to permit the prospectus forming a part thereof to be usable by Holders, as to such Registrable Securities, until the date as of which such securities cease to be Registrable Securities.

(c)In the event that Form S-3 is not available for the registration of the resale of Registrable Securities hereunder, the Company shall (i) register the resale of the Registrable Securities on a continuous basis on another appropriate form reasonably acceptable to the Holders, including a Form S-1, and (ii) undertake to register the Registrable Securities on Form S-3 promptly after such form is available provided, that the Company shall maintain the effectiveness of the Registration Statement then in effect until such time as a Registration Statement on Form S-3 covering the Registrable Securities has been declared effective by the Commission.
(d)Notwithstanding anything contained herein, in the event that the Commission requires the Company to reduce the number of Registrable Securities to be included in a Shelf Registration Statement in order to allow the Company to rely on Rule 415 with respect to such Shelf Registration Statement, then the Company shall reduce the number of Registrable Securities to be included in such Shelf Registration Statement to the maximum number of securities as is permitted to be registered by the Commission. In the event of any reduction in Registrable Securities pursuant to this paragraph, the Company shall use its commercially reasonable efforts to file one or more additional Shelf Registration Statements so as to cover all of the Registrable Securities not covered by such initial Shelf Registration Statement until such time as all Registrable Securities have been included in Shelf Registration Statements that have been declared effective and the prospectuses contained therein are available for use by the Holders, in each case as soon as practicable (taking into account any position of the staff of the Commission with respect to the date on which the Commission will permit such additional Shelf Registration Statement(s) to be filed and the rules and regulations of the Commission).
Section 2.02Registration Procedures. With respect to any registration which includes Registrable Securities held by a Holder, the Company will, subject to Section 2.01, promptly:
(a)prepare and file with the Commission a registration statement on the appropriate form prescribed by the Commission and use its commercially reasonable efforts to cause such registration statement to become effective as soon as practicable thereafter and to be maintained in effect in accordance with the terms of this Agreement; provided, further, that before filing a registration statement or prospectus or any amendments or supplements thereto (excluding any filings required to be made pursuant to the 1934 Act in the reasonable determination of the Company), the Company will furnish to the Holders covered by such registration statement copies of or drafts of all such documents proposed to be filed, at least five (5) Business Days prior to the filing thereof, which documents will be subject to the reasonable review of such Holders and their counsel. Each Holder will have the opportunity to object to any information pertaining to such Holder that is contained therein and the Company will make the corrections reasonably requested by such Holder with respect to such information two (2) Business Days prior to filing any registration statement or amendment thereto or any prospectus or any supplement thereto; provided, however, that the Company will not include on any registration statement or amendment thereto (excluding any filings required to be made pursuant to the 1934 Act in the reasonable determination of the Company) or any prospectus or any supplement thereto any Holder that objects in writing one (1) Business Days prior to such filing to its inclusion in such filing or to any description of it therein. In no event shall any Holder be identified as a statutory underwriter in the registration statement unless in response to a comment or request from the staff of the Commission or another regulatory agency; provided, however, that if the Commission requests that a Holder be identified as a statutory underwriter in the registration statement, such Holder will have an opportunity to withdraw from the registration statement;
(b)prepare and file with the Commission such amendments and post-effective amendments to such registration statement and any documents required to be incorporated by reference therein as may be necessary to keep the registration statement effective; cause the prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the 1933 Act; and comply with the provisions of the 1933 Act applicable to it with respect to the disposition of all Registrable Securities covered by such registration statement during the applicable period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement or supplement to the prospectus;
(c)furnish to such Holder, without charge, such number of conformed copies of the registration statement and any post-effective amendment thereto, as such Holder may reasonably request, and such number of copies of the prospectus (including each preliminary prospectus) and any amendments or supplements thereto, and any documents incorporated by reference therein as the Holder may reasonably request in order to facilitate the disposition of the securities being sold by such Holder;
(d)promptly notify such Holder, at any time when a prospectus relating thereto is required to be delivered under the 1933 Act, when the Company becomes aware of the happening of any event as a result of which the prospectus included in such registration statement (as then in effect) contains any untrue statement of material fact or omits to state a material fact necessary to make the statements therein (in the case of the prospectus or any preliminary prospectus, in light of the circumstances under which they were made) not misleading and, as promptly as practicable thereafter, prepare and file with the Commission and furnish a supplement or amendment to such prospectus so that, as thereafter delivered to the investors of such securities, such prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;
(e)provide and cause to be maintained a transfer agent and registrar for all such Registrable Securities not later than the effective date of the registration statement;
(f)use its commercially reasonable efforts to cause all securities included in such registration statement to be listed, by the date of the first sale of securities pursuant to such registration statement, on any national securities exchange, quotation system or other market on which the Common Stock is then listed or proposed to be listed by the Company;
(g)make generally available to its security holders an earnings statement, which need not be audited, satisfying the provisions of Section 11(a) of the 1933 Act as soon as reasonably practicable after the end of the twelve (12)-month period beginning with the first month of the Company’s first fiscal quarter commencing after the effective date of the registration statement, which statement shall cover said twelve (12)-month period;

(h)after the filing of a registration statement, (i) promptly notify each Holder covered by such registration statement of any stop order issued or, to the Company’s knowledge, threatened by the Commission and of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction and (ii) take all reasonable actions to obtain the withdrawal of any order suspending the effectiveness of the registration statement or the qualification of any Registrable Securities at the earliest possible moment;
(i)if requested by such Holder, promptly incorporate in a prospectus supplement or post-effective amendment such information as such Holder reasonably requests to be included therein; and make all required filings of such prospectus supplement or post-effective amendment as soon as practicable after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment;
(j)on or prior to the date on which the registration statement is declared effective, use its commercially reasonable efforts to register or qualify, and cooperate with such Holder and their counsel in connection with the registration or qualification of, the securities covered by the registration statement for offer and sale under the securities or blue sky laws of each state and other jurisdiction of the United States as such Holder requests in writing, to use its commercially reasonable efforts to keep each such registration or qualification effective, including through new filings, or amendments or renewals, do any and all other acts or things necessary or advisable to enable the disposition in all such jurisdictions of the Registrable Securities covered by the applicable registration statement; provided that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process in any such jurisdiction where it is not then otherwise subject;
(k)cooperate with such Holder if any, to facilitate the timely preparation and delivery of certificates or DRS or other book-entry statements (in each case not bearing any restrictive legends) representing securities to be sold under the registration statement, and enable such securities to be in such denominations and registered in such names as such Holder may request;
(l)to the extent the Company is a well-known seasoned issuer (within the meaning of Rule 405 under the 1933 Act), if the Company does not pay the filing fee covering Registrable Securities at the time the automatic shelf registration statement is filed, the Company agrees to pay such fee at such time or times as the Registrable Securities are to be sold; and
(m)otherwise use its commercially reasonable efforts to take or cause to be taken all other actions necessary or reasonably advisable to effect the registration of such Registrable Securities contemplated by this Agreement.

The Holders, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.02(d) will forthwith discontinue disposition of the securities until the Holders’ receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.02(d) or until it is advised in writing (the “Advice”) by the Company that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the prospectus, and, if so directed by the Company, each

Holder will deliver to the Company (at the Company’s sole expense) all copies, other than permanent file copies then in such Holder’s possession, of the prospectus covering such securities current at the time of receipt of such notice.

Section 2.03Registration Expenses.
(a)In the case of any registration hereunder, the Company shall bear all expenses incident to the Company’s performance of or compliance with this Agreement, including all Commission and stock exchange filing fees and expenses, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger, telephone and delivery expenses, fees and disbursements of counsel for the Company and all independent certified public accountants.  The Holders shall bear their own expenses in connection with such registration.
(b)The obligation of the Company to bear the expenses described in Section 2.03(a) shall apply irrespective of whether a registration, once properly demanded, if applicable, becomes effective, is withdrawn or suspended or revoked, or is converted to another form of registration and irrespective of when any of the foregoing shall occur.
Section 2.04Indemnification.
(a)Indemnification by the Company. The Company agrees to indemnify and hold harmless, to the fullest extent permitted by law, each Holder, its officers, directors, employees, stockholders, members, general and limited partners, Affiliates and agents and each Person who controls (within the meaning of the 1933 Act or the 1934 Act) the Holder, including any general partner or manager of any thereof, against all losses, claims, damages, Actions, liabilities and expenses (including reasonable counsel fees and disbursements) arising out of or based upon (i) any untrue or alleged untrue statement of a material fact contained in or incorporated by reference in any registration statement, prospectus or preliminary prospectus, or any amendment thereof or supplement thereto, any “issuer free writing prospectus” (as defined in Rule 433 under the 1933 Act), any written communication undertaken in reliance on either Section 5(d) of, or Rule 163B under, the 1933 Act, in an offering of Registrable Securities in which such Holder participates, or in any document incorporated by reference therein or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the prospectus or any preliminary prospectus, in light of the circumstances under which they were made) not misleading, (ii) any untrue statement or alleged untrue statement of a material fact in the information conveyed to any purchaser at the time of the sale to such purchaser, or the omission or alleged omission to state therein a material fact required to be stated therein, or (iii) any violation by the Company of any federal, state, common or other law, rule or regulation applicable to the Company in connection with such registration, including the 1933 Act, any state securities or “blue sky” laws or any rule or regulation thereunder in connection with such registration, except in each case insofar as the same are made in reliance on and in strict conformity with any information with respect to such Holder furnished in writing to the Company by such Holder expressly for use therein.
(b)Indemnification by the Holders. In connection with any registration statement in which a Holder is participating, each such Holder will furnish to the Company in writing such information with respect to such Holder as the Company reasonably requests for use in connection with any registration statement or prospectus covering the Registrable Securities of such Holder and to the extent permitted by law agrees to indemnify and hold harmless the Company, its directors, officers and agents and each Person who controls (within the meaning of the 1933 Act or the 1934 Act) the Company and any other Holder, against any losses, claims, damages, liabilities and expenses arising out of or based upon any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements in the registration statement or prospectus or preliminary prospectus (in the case of the prospectus or preliminary prospectus, in light of the circumstances under which they were made) not misleading, to the extent, but only to the extent, that such untrue statement or omission is made in reliance on and in conformity with the written information or signed affidavit with respect to such Holder so furnished in writing by such Holder expressly for use in the registration statement or prospectus; provided, however, that the obligation to indemnify shall be several, not joint and several, among such Holders and the liability of each such Holder shall be in proportion to and limited to the net amount (after deducting underwriters’ discounts and commissions) received by such Holder from the sale of Registrable Securities pursuant to a registration statement in accordance with the terms of this Agreement. The Company and the Holders hereby acknowledge and agree that, unless otherwise expressly agreed to in writing by the applicable Holders, the only information furnished or to be furnished to the Company for use in any registration statement or prospectus relating to the Registrable Securities or in any amendment, supplement or preliminary materials associated therewith are statements specifically relating to (a) the beneficial ownership of Registrable Securities by such Holder and its Affiliates and (b) the name and address of such Holder.
(c)Conduct of Indemnification Proceedings.  Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party’s reasonable judgment there may be one or more legal or equitable defenses available to such indemnified party which are in addition to or may conflict with those available to the indemnifying party with respect to such claim or unless such representation would present a conflict of interest, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. The failure to so notify the indemnifying party shall not relieve the indemnifying party from any liability hereunder with respect to the action, except to the extent that such indemnifying party is materially prejudiced by the failure to give such notice; provided, however, that any such failure shall not relieve the indemnifying party from any other liability which it may have to any other party.  No indemnifying party in the defense of any such claim or litigation, shall, except with the written consent of such indemnified party, which consent shall not be unreasonably withheld, conditioned or delayed, consent to entry of any judgment or enter into any settlement unless such judgment or settlement (i) includes as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation and (ii) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of such indemnified party An indemnifying party shall not be liable under this Section 2.04 to any indemnified party regarding any settlement or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent is consented to by such indemnifying party, which consent shall not be unreasonably withheld, conditioned or delayed. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim.
(d)Contribution. If for any reason the indemnification provided for in Section 2.04(a) and Section 2.04(b), is unavailable to an indemnified party as contemplated by Section 2.04(a) and Section 2.04(b), then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the indemnified party and the indemnifying party, but also the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations. In no event shall the liability of any selling Holder be greater in amount than the amount of the gross proceeds received by such Holder upon such sale or the amount for which such indemnifying party would have been obligated to pay by way of indemnification if the indemnification provided in Section 2.04(b) had been available. No Person guilty (as determined in a final non-appealable judgement) of fraudulent misrepresentation (within the meaning of the 1933 Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.
Section 2.051934 Act Reports. The Company agrees that it shall use commercially reasonable efforts to file all reports required to be filed by it pursuant to the 1934 Act to the extent the Company is required to file such reports. Notwithstanding the foregoing, the Company may deregister any class of its equity securities under Section 12 of the 1934 Act or suspend its duty to file reports with respect to any class of its securities pursuant to Section 15(d) of the 1934 Act if it is then permitted to do so pursuant to the 1934 Act and rules and regulations thereunder.
Section 2.06Blackout Periods. Upon giving written notice to the Holders of Registrable Securities (which notice shall not, without the prior written consent of any Holder, disclose to such Holder any material non-public information), the Company shall be entitled to delay or suspend the filing or effectiveness of any registration statement or any amendment thereto or suspend the Holders, use of any prospectus or any supplement thereto if the Company determines in good faith in its sole discretion that the filing or maintenance of a registration statement would, if not so deferred, (a) require the Company to disclose material information that would not otherwise be required to be disclosed at that time and that the accuracy of such information has yet to be determined by the Company or is the subject of an ongoing investigation or inquiry or (b) materially adversely interfere with, or jeopardize the success of, any pending or proposed material transaction, including any material debt or equity financing, any material acquisition or disposition, any material recapitalization or reorganization or any other material transaction, whether due to commercial reasons, a desire to avoid premature disclosure of information or any other reason, in each case as certified in a certificate of the Chief Executive Officer or Chief Financial Officer of the Company provided, further, that (i) the Company may not delay the filing or effectiveness of, or suspend, any registration statement for longer than forty-five (45) consecutive calendar days (such period, a “Blackout Period”) or in excess of ninety (90) days in any 12-month period, and (ii) the Company may not file any registration statement during a Blackout Period (other than on Form S-4 or Form S-8 or any similar successor forms or another form used for a purpose similar to the intended use for such forms).

Section 2.07Participation in Registrations. No Holder may participate in any registration hereunder unless such Holder (a) agrees to sell its securities on the basis provided the “Plan of Distribution,” and (b) completes and executes all questionnaires and other documents customarily required under the terms of such registration and provides such written information concerning itself as may be required for registration, including for inclusion in any registration statement; provided that such Holder shall be required to complete and execute such documents and provide such written information only to the extent the Holders of a majority of Registrable Securities participating in such registration shall also be required to complete and execute such documents and provide such written information.
Section 2.08Rule 144. The Company will use commercially reasonable efforts to take such action as any Holder may reasonably request to make available adequate current public information with respect to the Company meeting the current public information requirements of Rule 144(c) under the 1933 Act, and shall use commercially reasonable efforts to take such further action as any Holder may reasonably request to the extent required to enable such Holder to sell Registrable Securities without registration under the 1933 Act within the limitation of the exemptions provided by (i) Rule 144, as such Rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the Commission. Promptly upon request, the Company shall deliver to any Holder a written statement as to whether it has complied with such requirements and any other documents reasonably requested to remove restrictive legends or sell shares under Rule 144. Notwithstanding the foregoing, nothing in this Section 2.08 shall be deemed to require the Company to register any of its securities pursuant to the 1934 Act. If the Common Stock held by any Holder are, in the opinion of counsel to the Company, eligible for removal of the restrictive legend for Rule 144 Transfers, pursuant to an effective registration statement or otherwise, then at Holder’s request, the Company shall request its transfer agent to remove any remaining restrictive legend set forth on such securities, provided that the Company and its transfer agent have timely received from Holder and any broker-dealer in custody of such securities customary representation and other documentation reasonably acceptable to the Company and the transfer agent in connection therewith. The Company shall bear all reasonable fees and expenses, including any legal opinion fees, transfer agent fees, and other out-of-pocket costs, incurred in connection with the removal of such legends.
Section 2.09Further Assurance. Each Holder hereby agrees to take any and all reasonable actions required to be taken hereunder to ensure the performance by it of its obligations pursuant to this Agreement.
Article III.
MISCELLANEOUS
Section 3.01Notices. All notices, consents, requests and other communications to any party hereunder shall be in writing (including email, facsimile or similar writing) and shall be given to such party at its address, email or facsimile number set forth on Schedule A hereof or in the relevant Joinder Agreement or such other address, email address or facsimile number as such party may hereafter specify in writing to the General Counsel of the Company for the purpose by notice to the party sending such communication. Each such notice, request or other communication shall be effective (i) if given by email or facsimile, when such message is transmitted to the address or number specified on the signature pages to this Agreement or any Joinder Agreement, (ii) if delivered by overnight courier, the earlier of the first Business Day following the date sent by such overnight courier or upon receipt, (iii) if given by mail, three (3) Business Days after such communication is deposited in the mails registered or certified, return receipt requested, with postage prepaid, addressed as aforesaid, or (iv) if given by any other means, when delivered at the address specified on the signature pages to this Agreement or any Joinder Agreement. Each Holder shall have the right, at any time and from time to time, to elect to not receive any notice that the Company or any other Holders otherwise are required to deliver pursuant to this Agreement by delivering to the Company a written statement signed by such Holder that it does not want to receive any notices hereunder (an “Opt-Out Request”); in which case and notwithstanding anything to the contrary in this Agreement the Company and other Holders shall not be required to, and shall not, deliver any notice or other information required to be provided to Holders hereunder to the extent that the Company or such other Holders reasonably expect would result in a Holder acquiring material non-public information. An Opt-Out Request may state a date on which it expires or, if no such date is specified, shall remain in effect indefinitely. A Holder who previously has given the Company an Opt-Out Request may revoke such request at any time, and there shall be no limit on the ability of a Holder to issue and revoke subsequent Opt-Out Requests; provided that each Holder shall use commercially reasonable efforts to minimize the administrative burden on the Company arising in connection with any such Opt-Out Requests.

Section 3.02Binding Effect; Benefits; Entire Agreement. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to give any Person other than the parties to this Agreement or their respective successors or permitted assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein. This Agreement and the other agreements referred to in this Agreement embody the complete agreement and understanding among the parties to this Agreement with respect to the subject matter of this Agreement and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter of this Agreement in any way.
Section 3.03No Waiver. No action taken pursuant to this Agreement, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by any party to exercise any right or privilege hereunder shall be deemed a waiver of such party’s rights or privileges hereunder or shall be deemed a waiver of such party’s rights to exercise the same at any subsequent time or times hereunder.
Section 3.04Amendment. This Agreement may not be amended, restated or modified, or any provision waived, in any respect except by a written instrument executed by the Company and Holders that beneficially own a majority of Registrable Securities hereunder.
Section 3.05Assignability. This Agreement and the rights and obligations of any Holder hereunder may be assigned or transferred, in whole or in part, to any Permitted Transferee of such Holder, provided that such Permitted Transferee executes and delivers a Joinder Agreement in the form attached hereto as Exhibit A, agreeing to be bound by the terms and conditions of this Agreement as a “Holder”. Any such permitted assignment or transfer shall not be deemed to terminate or otherwise affect any rights or obligations under this Agreement, and all references herein to the “Holder” shall be deemed to include such permitted assigns.

Section 3.06TERMINATION; Survival. Except for Section 2.04 of this Agreement, which shall survive any such termination, (i) this Agreement shall terminate, with respect to any Holder, automatically when such Holder no longer holds any Registrable Securities, and (ii) this Agreement shall terminate as to all Parties when no Holder holds any Registrable Securities.
Section 3.07APplicable Law. This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of Delaware. Each of the parties irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Court of Chancery of the State of Delaware or, solely if such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware (Complex Commercial Division), or if subject matter jurisdiction over the applicable matter is vested exclusively in the federal courts of the United States of America, the Federal court of the United States of America sitting in the district of Delaware, and any appellate court from any thereof, with regard to any such action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any action, suit or proceeding relating thereto except in such courts). Each of the parties further agrees to accept service of process in any manner permitted by such court. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure lawfully to serve process, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such court (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by law, that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.
Section 3.08Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof in any state or federal court (this being in addition to any other remedy to which they are entitled at law or in equity), and each party hereto agrees to waive in any action for such enforcement the defense that a remedy at law would be adequate.
Section 3.09Severability. If any provision of this Agreement is declared by any court of competent jurisdiction to be illegal, void or unenforceable, all other provisions of the Agreement will not be affected and will remain in full force and effect.

Section 3.10Section and Other Headings; Interpretation. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The term “or” is not exclusive and shall have the meaning represented by the term “and/or”. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”. Whenever the context requires, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms.
Section 3.11Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument. A facsimile, Portable Document Format (PDF) or other reproduction of this Agreement may be executed by one or more parties hereto, and an executed copy of this Agreement may be delivered by one or more parties hereto by facsimile, PDF or similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute an original of this Agreement as well as any facsimile, PDF or other reproduction hereof.

[Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

FUELCELL ENERGY, INC.

By: /s/ Jason Few
 Name: Jason Few
Title: President & Chief Executive

Officer

[Signature Page to Registration Rights Agreement]

Schedule A

Holder	Address	Signature of Authorized Signatory	Name/Title
FIT ENERGY USA LP	701 Pk Commerce Blvd, Boca Raton, FL 33487	/s/ Sam Pai	General Partner

[Signatures and Notice Information]

EXHIBIT A

SIGNATURE PAGE AND JOINDER AGREEMENT TO REGISTRATION RIGHTS AGREEMENT

By executing and delivering this Signature Page and Joinder Agreement, the undersigned hereby agrees, to (i) become a party to that certain Registration Rights Agreement, dated as of the date hereof (as amended, modified or supplemented from time to time in accordance with the terms thereof, the “Registration Rights Agreement”), by and among FuelCell Energy, Inc., a Delaware corporation, and the other parties thereto and (ii) be deemed to be and be bound as a Holder (as defined in the Registration Rights Agreement) with such rights (and related obligations and liabilities) in respect of the Registrable Securities (as defined in the Registration Rights Agreement) being acquired by the undersigned in connection with the execution of this Signature Page and Joinder Agreement and subject to the terms and conditions of the Registration Rights Agreement as if an original party thereto.

By: /s/ Sam Pai
 Name: Sam Pai
Title: General Partner

Notice Address:

FIT ENERGY USA LP

701 Pk Commerce Blvd

Boca Raton, FL 33487

Email: